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Exhibit 16.1





Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read the statements made by Whitewing Environmental Corp. in Item 4 of Form 8-K/A. We agree with the statement concerning our Firm in such Form 8-K/A.




Weiser LLP

New York, NY

May 7, 2004